Exhibit 99.1

NEWS RELEASE

Contacts:

Bruce Frymire—650.965.6042 or bfrymire@cybersource.com

CyberSource Announces Completion of Authorize.Net Acquisition

Conference call to discuss Q4 guidance for combined entity scheduled for November 8

MOUNTAIN VIEW, Calif. and MARLBOROUGH, Mass. – November 1, 2007 – CyberSource Corporation, (NASDAQ: CYBS), a leading provider of electronic payment and risk management solutions, today announced that it has completed the acquisition of Authorize.Net Holdings, Inc. (NASDAQ: ANET) of Marlborough, Massachusetts. CyberSource first announced an agreement to acquire Authorize.Net Holdings on June 18, 2007. Requisite stockholder approvals have been obtained and all regulatory requirements have been met.

The acquisition was a stock and cash transaction valued at approximately $662 million, based on the closing price of CyberSource common stock on October 31, 2007. Under the terms of the merger agreement, Authorize.Net stockholders will receive 1.1611 shares of CyberSource common stock for every share of Authorize.Net common stock. Additionally, Authorize.Net stockholders will receive a pro-rata share of $125 million, or approximately $4.42 per share, in the form of a cash payment.

As a result of the acquisition, CyberSource now has approximately 217,000 customers, ranging in size from home-based businesses to some of the largest enterprises in the world.

“Consummation of this deal affirms our commitment to becoming the world’s premier payment management company,” said Bill McKiernan, CyberSource chairman and chief executive officer. “CyberSource has long been a leader in bringing eCommerce to mid-sized and larger companies; Authorize.Net is a leader in providing similar services to small businesses. The combination of our two companies helps secure our leadership position in eCommerce and gives us more resources to bring innovative payment solutions to our customers and partners.”

“Authorize.Net has been an exceptional success story over its 11 year history,” said Robert E. Donahue, Authorize.Net Holdings, Inc. president and chief executive officer,

“rewarding our customers and stockholders with exceptional value. I believe the additional resources and talent that will come as part of our joining forces with CyberSource will yield an even more competitive entity, fully prepared to lead eCommerce into the decades ahead.”

CyberSource will hold a conference call to discuss financial guidance for the fourth quarter of 2007 after the close of regular market trading on Thursday, November 8th, 2007. Bill McKiernan, CyberSource’s chairman and CEO and Steve Pellizzer, CFO will lead the call. The conference call will take place at 4:30 p.m. Eastern (1:30 p.m. Pacific) and can be accessed by either of the following methods:

Live conference call (888) 585-4496 (U.S. and Canada), (706) 634-9580 (local and international). The call’s conference ID number is: 22806948. A taped replay of this call will be available through December 8th 2007. The dial-in numbers for the taped replay are: 800-642-1687 (U.S.) 706-645-9291 (local and international). Conference ID is as above.

Live web cast — http://www.cybersource.com/cgi-bin/ir.pl A replay of this web cast will remain available at this location through December 8th, 2007.

About CyberSource

CyberSource Corporation is a leading provider of electronic payment and risk management solutions. CyberSource solutions enable electronic payment processing for Web, call center, and POS environments. CyberSource also offers industry leading risk management solutions for merchants accepting card-not-present transactions. CyberSource Professional Services designs, integrates, and optimizes commerce transaction processing systems. Approximately 217,000 businesses use CyberSource solutions, including half the companies comprising the Dow Jones Industrial Average. The company is headquartered in Mountain View, California, and has sales and service offices in Japan, the United Kingdom, and other locations in the United States. For more information, please visit CyberSource’s web site at www.cybersource.com or email info@cybersource.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995

Statements in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the company’s expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements in this release include, without limitation, statements regarding: (1) the leadership positions of each company in its respective markets; (2) combination of the two companies helping to secure leadership positions in eCommerce and giving the companies more resources to bring innovative payment solutions to customers and partners; (3) CyberSource becoming an even more competitive entity; and, (4) the company being fully prepared to lead eCommerce into the decades ahead. Factors that could cause actual results to differ materially from the forward looking statements include risks and uncertainties such as changes in Generally Accepted Accounting Principles and the application thereof, changes in customer needs, new products and services offerings by the company and its competitors, any unforeseen event or any unforeseen system failures, and other risks indicated in our filings with the Securities and Exchange Commission. It is important to note that actual outcomes could differ materially from those in such forward-looking statements. Readers should also refer to the documents filed by CyberSource with the Securities and Exchange Commission, specifically the annual report filed on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on March 13, 2007, and our quarterly reports filed on Form 10-Q from time to time, all of which identify important risk factors.

© 2007 CyberSource Corporation. All rights reserved. CyberSource is a registered trademark in the U.S. and other countries. Authorize.Net is a registered trademark in the U.S. All other brands and product names are trademarks or registered trademarks of their respective companies.